Exhibit 10.6


                               AFFILIATE AGREEMENT

         THIS AFFILIATE AGREEMENT (the "AGREEMENT") is entered into as of this 18th day of February, 2000 by and between TekInsight.Com, Inc. a Delaware corporation ("TEK"), and the undersigned stockholder ("STOCKHOLDER") of DATA SYSTEMS NETWORK CORPORATION, a Michigan corporation ("DSNC").

         This Agreement is entered into in connection with that certain Agreement and Plan of Merger, dated as of February 18, 2000 (the "MERGER AGREEMENT"), among Tek, Astratek, Inc., a New York corporation and a wholly-owned subsidiary of Tek ("MERGER SUB"), and DSNC. The Merger Agreement provides for the merger (the "MERGER") of DSNC with and into Merger Sub in a transaction in which issued and outstanding shares of common stock, $.01 par value per share, of DSNC (the "DSNC COMMON STOCK") will be converted into shares of preferred stock, $.0001 par value per share, of Tek (the "TEK PREFERRED STOCK") on the terms and conditions set forth in the Merger Agreement. Capitalized terms used herein and not defined herein shall have their defined meanings as set forth in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants set forth herein, the parties agree as follows:

         1. TAX AND ACCOUNTING TREATMENT. Each Stockholder understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. Stockholder further understands and agrees that Stockholder may be deemed to be an "AFFILIATE" of DSNC within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), although nothing contained herein should be construed as an admission of either such fact.

         2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANT. Stockholder has been informed that a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of DSNC maintain a meaningful continuing equity ownership interest in Tek after the Merger. Each Stockholder understands that the representations and warranties and covenants set forth herein will be relied upon by Tek, DSNC, their respective counsel and accounting firms and other stockholders of DSNC.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH STOCKHOLDER. Each Stockholder represents, warrants and covenants as follows:

            (a) Such Stockholder has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform such Stockholder's obligations hereunder.

            (b) APPENDIX A attached hereto sets forth all shares of DSNC Common Stock owned by such Stockholder, including all DSNC Common Stock as to which such Stockholder bas sole or shared voting or investment power and all rights and options to acquire DSNC Common Stock.

            (c) Such Stockholder will not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Tek Preferred Stock that such Stockholder may acquire in connection with the Merger or acquire upon exercise of any option or right to acquire Tek Preferred Stock, which option or right is acquired in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Tek being herein sometimes collectively referred to as "RESTRICTED SECURITIES"), or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rule 145(c) and 145(d) under the Securities Act (as described in Section 6 below), or
(ii) counsel representing such Stockholder shall have advised Tek in a written opinion letter satisfactory to Tek and Tek's legal counsel, and upon which Tek and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, or (iii) a registration statement under the Securities Act covering the Tek Preferred Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to such Stockholder (sought by such Stockholder or counsel to such Stockholder, with a copy thereof and all other related communications delivered to Tek) to the effect that the SEC would take no action, or that the staff' of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

            (d) Notwithstanding any other provision of this Agreement to the contrary, such Stockholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce such Stockholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any DSNC Common Stock or any rights, options or warrants to purchase DSNC Common Stock, or any Restricted Securities or other securities of Tek (i) during the 30-day period immediately preceding the Effective Time of the Merger and (ii) until such time after the Effective Time of the Merger as Tek has publicly released a report including the combined financial results of Tek and DSNC for a period of at least 30 days of combined operations of Tek and DSNC within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Tek agrees to publish such financial results expeditiously in a manner consistent with its prior practices; PROVIDED, that nothing contained herein shall obligate Tek to publish its financial results other than on a quarterly basis.

            (e) Each Stockholder has, and as of the Effective Time of the Merger will have, no present plan or intention (a "Plan") to sell, transfer, exchange, pledge (other than in a pre-existing bona fide margin account) or otherwise dispose of, including a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing, a "Sale") of more than 50% of the shares of Tek Preferred Stock that Stockholder may acquire in connection with the Merger,


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


or any securities that may be paid as a dividend or otherwise distributed thereof or with respect thereto or issued or delivered in exchange or substitution therefor. For purposes of the preceding sentence, shares of DSNC Common Stock (or the portion thereof, (i) with respect to which any applicable dissenters' rights are exercised, (ii) which are exchanged for cash in lieu of fractional shares of Tek Preferred Stock, or (iii) with respect to which a Sale
(A) in a Related Transaction (as defined below) or (B) will occur prior to the Merger, shall be considered to be shares of DSNC Common Stock that are exchanged for Tek stock in the Merger and then disposed of pursuant to a Plan. Stockholder is not aware of, or participating in, any Plan on the part of DSNC stockholders to engage in Sales of the shares of Tek Preferred Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding DSNC Common Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of DSNC Common Stock (i) with respect to which any applicable dissenters' rights are exercised, (ii) which are exchanged for cash in lieu of fractional shares of Tek Preferred Stock or (iii) with respect to which a pre-Merger Sale occurs in a Related Transaction, shall be considered to be shares of DSNC Preferred Stock that are exchanged for Tek Preferred Stock in the Merger and then disposed of pursuant to a Plan. A Sale of Tek Preferred Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction. For purposes of this Section 3(e), a "RELATED TRANSACTION" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreement. If any of such Stockholder's representations in this Section 3(e) ceases to be true at any time prior to the Effective Time of the Merger, such Stockholder shall deliver to each of DSNC and Tek, prior to the Effective Time of the Merger, a written statement to that effect, signed by such Stockholder.

         4. RULE 144 AND 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Stockholder to sell the Tek Preferred Stock held by and pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Tek will use its reasonable best efforts to file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit Stockholder to sell the Tek Preferred Stock held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule
144. Any future disposition by Stockholder of Tek Preferred Stock will be accomplished in compliance with all applicable securities laws. Stockholder understands that Tek is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by or on behalf of such Stockholder or to take any other action necessary in order to make compliance with an exemption from registration available.

         5. LEGEND. Each Stockholder agrees that the following legend be placed upon the certificate evidencing ownership of Tek Preferred Stock:

            THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN RULES 144 AND 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, HYPOTHECATED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT


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

         PURSUANT TO THE PROCEDURES DESCRIBED THEREIN.

         6. LIMITED RESALES. Each Stockholder understands that, in addition to the restrictions imposed under Section 3 of this Agreement, the provisions of Rule 145 limit such Stockholder's public resales of Restricted Securities, in the manner set forth in subsections (a), (b) and (c) below, until such time as such Stockholder has beneficially owned, within the meaning of Rule 144(d), the Restricted Securities for a period of at least one year (or in some cases two years) after the date of the Merger, and thereafter if and for so long as such Stockholder remains an Tek affiliate:

            (a) Unless and until the restriction "cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Restricted Securities may only be made by such Stockholder in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only (i) while Tek meets the public information requirements of Rule 144(c), (ii) in "brokers' transactions" or in transactions with a "market maker" in accordance with Rule 144(f) and Rule 144(g) and (iii) where the aggregate number of Restricted Securities sold at any time together with all sales of Tek Preferred Stock sold for such Stockholder's account during the preceding three-month period does not exceed the greater of (x) 1% of the Tek Preferred Stock outstanding, (y) the average weekly volume of trading in Tek Preferred Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of receipt of the order to execute the sale or (z) the average weekly volume of trading in Tek Preferred Stock reported through the consolidated transaction reporting system contemplated by Rule llAa3-1 under the Exchange Act during the four-week period specified in subsection (y) above.

            (b) Each Stockholder may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(2) if (i) such Stockholder has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least one year after the Effective Time of the Merger, (ii) such Stockholder is not an affiliate of Tek and (iii) Tek meets the public information requirements of Rule 144(c).

            (c) Each Stockholder may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(3) if such Stockholder (i) has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least two years and (ii) is not and has not been for at least three months, an affiliate of Tek.

            (d) Tek acknowledges that the provisions of Section 3(c) of this Agreement will be satisfied as to any sale by the undersigned of the Restricted Securities pursuant to Rule 145(d) by delivery to Tek of a broker's letter and a letter from the undersigned with respect to that sale stating THAT each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); PROVIDED, that Tek has no reasonable basis to believe such sales were not made in compliance with such provisions of Rule 145(d).


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


            7. NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, if delivered by hand, by telecopy or telegram, or three days after deposit in the United States mail, postage prepaid, addressed to a party as follows:

            If to Tek:           TekInsight.Com, Inc.
                                 5 Hanover Square, 24th Floor
                                 New York, New York  10004
                                 Telecopy:        (212) 271-8083
                                 Attention:       Alexander Kalpaxis,
                                                  Chief Technology Officer

            With a copy to:      Nixon Peabody LLP
                                 437 Madison Avenue
                                 New York, New York  10022
                                 Telecopy:        (212) 940-3111
                                 Attention:       Peter W. Rothberg, Esq.


            If to Stockholder:   At the address set forth beneath such
                                 Stockholder's signature;

or to such other address as any party may designate for itself by notice given as provided in this Agreement.

         8. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement pursuant to Article VII thereof.

         9. BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devises of each Stockholder and any pledgee holding Restricted Securities as collateral.

         10. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. each party hereto.

         11. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

         12. ATTORNEYS' FEES. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.


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         13. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of its Agreement.

         14. THIRD PARTY RELIANCE. Counsel to and accountants for the parties shall be entitled to rely upon the representations, warranties and covenants contained in this Agreement.

         15. COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument

            [The remainder of this page is intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                               TEKINSIGHT.COM, INC.


                                               By:/s/Alexander Kalpaxis
                                                  ------------------------------
                                               Name: Alexander Kalpaxis
                                                    ----------------------------
                                               Title:Chief Technology Officer
                                                     ---------------------------


                                               STOCKHOLDERS:


                                               /s/Michael W. Grieves
                                               ---------------------------------
                                               Name: Michael W. Grieves


                                               ---------------------------------
                                               Name: Richard R. Burkhart

                                               /s/Gregory D. Cocke
                                               ---------------------------------
                                               Name: Gregory D. Cocke


                                               DIRECTORS:


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------


                                               OFFICERS:


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------

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


                                   APPENDIX A

                                 DSNC SECURITIES

Shareholder:                                      NUMBER OF SHARES

                  Michael W. Grieves                       707,500


DSNC Common Stock                                          707,500


Options to Purchase DSNC Common Stock

June 1997                $8.75                  8,000
October 1994             $4.75                 10,000

Total Options to Purchase DSNC Common Stock - 18,000

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


                                 DSNC SECURITIES

Shareholder                                       NUMBER OF SHARES

                  Richard R. Burkhart                      140,625

DSNC Common Stock                                          140,625


Options to Purchase DSNC Common Stock

     May 1997              $9.38                    1,000
     May 1996              $4.00                    1,000
     May 1995              $3.00                    1,000

Total Options to Purchase DSNC Common Stock - 3,000


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



                                 DSNC SECURITIES

Shareholder                                       NUMBER OF SHARES

         Gregory D. Cooke                                  361,250

DSNC Common Stock                                          361,250


Options to Purchase DSNC Common Stock

October 1997              $13.25                6,250
July 1997                 $12.00                5,000
September 1996             $4.00               15,000
October 1994               $4.75                7,500

Total Options to Purchase DSNC Common Stock- 33,750


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